UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2006

NEXITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51273	63-0523669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Blue Lake Drive, Suite 330 Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 298-6391

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Nexity Financial Corporation (the “Corporation”) announced in a press release, dated May 26, 2006, that Mark A. Stevens was elected on May 23, 2006 by the board of directors to fill the vacant position on its board of directors. Mr. Stevens is a 32-year banking veteran of Macon, Georgia and a graduate of Mercer University and the University of Georgia School of Banking. Mr. Stevens also currently serves as Chief Executive Officer and President of Atlantic Southern Bank, which he helped found in 2001. The Corporation has not yet determined on which committees of the board of directors Mr. Stevens will serve. The Corporation does not know of any arrangement or understanding between Mr. Stevens and any other persons pursuant to which he was selected as a director.

With the election of Mark A. Stevens, the Corporation notified Nasdaq that it has regained compliance with Nasdaq Rule 4350(c)(1) during the grace period afforded by the Marketplace Rules. Nasdaq Rule 4350(c)(1) states that a majority of the board of directors of a Nasdaq issuer must be comprised of independent directors (as defined by Nasdaq Rule 4200(a)(15)). The board of directors has determined that Mark A. Stevens is an "independent director" under Nasdaq Rule 4200(a)(15)." A copy of the press release announcing such matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release announcing the election of Mark A. Stevens as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 26, 2006
NEXITY FINANCIAL CORPORATION

/s/ John J. Moran_____________________
By: John J. Moran
Its: Executive Vice President and
Chief Financial Officer